                                                                    EXHIBIT 11.1

                           BURLINGTON RESOURCES INC.

                         EARNINGS PER SHARE COMPUTATION

                                                      YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------------
                                           1993                 1992                 1991
                                    ------------------   ------------------   ------------------
                                    EARNINGS   SHARES    EARNINGS   SHARES    EARNINGS   SHARES
                                    --------   -------   --------   -------   --------   -------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Primary earnings per common share:
  Net earnings available for
     common stock and weighted
     average common shares
     outstanding..................  $256,312   129,746   $257,828   130,757   $205,381   133,050
  Stock options assumed exercised-
     net..........................        --     1,036         --     1,126         --       683
                                    --------   -------   --------   -------   --------   -------
  Total net earnings and primary
     common shares................  $256,312   130,782   $257,828   131,883   $205,381   133,733
                                    --------   -------   --------   -------   --------   -------
                                    --------   -------   --------   -------   --------   -------
  Primary earnings per common
     share........................  $   1.96             $   1.95             $   1.54
                                    --------             --------             --------
                                    --------             --------             --------
Fully diluted earnings per common
  share:
  Net earnings available for
     common stock and weighted
     average common shares
     outstanding..................  $256,312   129,746   $257,828   130,757   $205,381   133,050
  Stock options assumed exercised-
     net..........................        --     1,036         --     1,126         --       683
                                    --------   -------   --------   -------   --------   -------
  Total net earnings and fully
     diluted common shares........  $256,312   130,782   $257,828   131,883   $205,381   133,733
                                    --------   -------   --------   -------   --------   -------
                                    --------   -------   --------   -------   --------   -------
  Fully diluted earnings per
     common share.................  $   1.96             $   1.95             $   1.54
                                    --------             --------             --------
                                    --------             --------             --------
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